Exhibit 21.1
Subsidiaries of Registrant

Subsidiary	State of Incorporation/Organization	Country	Assumed Name
Owens & Minor Medical, Inc.	Virginia	USA
O&M Funding Corp.	Virginia	USA
Owens & Minor Distribution, Inc.	Virginia	USA	OM HealthCare Logistics
OM Solutions International, Inc.	Virginia	USA
Owens & Minor Canada, Inc.	Virginia	USA
Owens & Minor Global Resources, LLC	Virginia	USA
Owens & Minor Healthcare Supply, Inc.	Virginia	USA
Access Diabetic Supply, LLC	Florida	USA	AOM HealthCare Solutions
Access Respiratory Supply, Inc.	Florida	USA
Medical Supply Group, Inc.	Virginia	USA
Key Diabetes Supply Co.	Michigan	USA	AOM HealthCare Solutions
Mira MEDsource Holding Company Limited	N/A	Hong Kong
Mira MEDsource (Shanghai) Company Limited	N/A	Peoples Republic of China
Owens & Minor International Logistics, Inc.	Virginia	USA
O&M Worldwide, LLC	Virginia	USA
GNB Associates LLC	Virginia	USA
Medical Action Industries, Inc.	Delaware	USA
Avid Medical, Inc.	Delaware	USA
500 Expressway Drive South, LLC	Delaware	USA
MAI Acquisition Corp.	Delaware	USA
Medegen Newco, LLC	Delaware	USA
Rutherford Holdings CV	N/A	Netherlands
Lockwood Enterprises CV	N/A	Netherlands
O&M-Movianto Nederland B.V.	N/A	Netherlands
O&M-Movianto UK Holdings Ltd.	N/A	United Kingdom
O&M-Movianto France Holdings S.A.S.	N/A	France
Movianto Belgium NV	N/A	Belgium
Movianto Ceska republika sro	N/A	Czech Republic
Movianto Polska SP Z O O	N/A	Poland
Movianto Nordic Aps	N/A	Denmark
Movianto France SAS	N/A	France
Movianto GmbH	N/A	Germany
Movianto Deutschland GmbH	N/A	Germany
Movianto Portugal SL	N/A	Portugal
Movianto Slovensko sro	N/A	Slovakia
AVS Health Espana SL	N/A	Spain
Movianto Espana SL	N/A	Spain
Movianto Schweiz GmbH	N/A	Switzerland
Healthcare Services Group Ltd	N/A	United Kingdom
Movianto UK Ltd.	N/A	United Kingdom
Movianto Transport Solutions Ltd.	N/A	United Kingdom
Healthcare Product Services Ltd.	N/A	United Kingdom
Pharmacare Logistics Ltd.	N/A	United Kingdom
Owens & Minor International Limited	N/A	Ireland

Owens & Minor Ireland	N/A	Ireland
Owens & Minor Jersey Unlimited	N/A	Jersey
Nalvest Ltd.	N/A	Ireland
ArcRoyal Holdings Unlimited	N/A	Ireland
ArcRoyal Research Unlimited	N/A	Ireland
ArcRoyal Unlimited	N/A	Ireland